UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 19, 2013

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

On April 19, 2013, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three months ended March 31, 2013. A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-U.S. GAAP (U.S. generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share. Management has included in the Financial Results News Release information relating to the return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share for the three month periods ended March 31, 2013 and 2012. For purposes of calculating the return on average tangible common equity, a non-U.S. GAAP financial measure, net income available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average stockholders' equity during the applicable period less (i) average goodwill and other intangible assets during the applicable period and (ii) average preferred stock during the applicable period. For the purpose of calculating the return on average tangible assets, a non-U.S. GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible common equity to tangible assets, a non-U.S. GAAP financial measure, tangible common equity is divided by tangible assets. Tangible common equity equals stockholders' equity less preferred stock and goodwill and intangible assets, in each case at period end. Tangible assets equals total assets less goodwill and intangible assets, in each case at period end. For the purpose of calculating tangible common book value per common share, a non-U.S. GAAP financial measure, tangible common equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with U.S. GAAP, assists in analyzing Park's operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and, in the case of return on average common equity and tangible common book value per common share, the impact of preferred stock. In the Financial Results News Release, Park has provided a reconciliation of average tangible common equity to average stockholders' equity, average tangible assets to average assets, tangible common equity to stockholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share are substitutes for return on average equity, return on average assets, common equity to assets and common book value per common share, respectively, as determined by U.S. GAAP.

Item 7.01 - Regulation FD Disclosure

Projection of fiscal 2013 results - by operating segment

The information below begins with Park's projected consolidated pre-tax, pre-provision income and incorporates a projected range for provision for loan losses, income before income tax, income taxes and net income for Park on a consolidated basis in 2013.

Projected Net Income
(In thousands)	Original projection for 2013		25% of midpoint	Q1 2013	Current projection for 2013
Pre-tax, pre-provision income	$113,000	$131,000	$30,500	$28,160	$106,000	$118,000
Provision for loan losses	20,000	15,000	4,375	329	14,000	10,000
Income before income tax	$93,000	$116,000	$26,125	$27,831	$92,000	$108,000
Federal income taxes	23,250	30,160	6,676	7,121	22,000	27,600
Net income	$69,750	$85,840	$19,449	$20,710	$70,000	$80,400

The decline in pre-tax, pre-provision income (from management's original projection) results from the continued low interest rate environment, resulting in lower than previously projected net interest income. Conversely, management currently projects that the provision for loan losses will be lower than originally projected as a result of positive credit experience at both The Park National Bank ("PNB") and SE Property Holdings, LLC ("SEPH"). See detailed segment information below.

First quarter of 2013 - Financial Results by segment
The table below reflects the net income (loss) by segment for the first quarter of 2013, for the first quarter of 2012 and results for each of the fiscal years ended December 31, 2012 and 2011. Park's segments include PNB, Guardian Financial Services Company (“GFSC”), SEPH and "All Other" which primarily consists of Park as the "Parent Company."

(In thousands)	Q1 2013	Q1 2012	2012	2011
PNB	$19,940	$21,561	$87,106	$106,851
GFSC	740	806	3,550	2,721
Park Parent Company	132	49	195	(1,595)
Ongoing operations	$20,812	$22,416	$90,851	$107,977
Vision Bank	—	—	—	(22,526)
SEPH	(102)	9,059	(12,221)	(3,311)
Total Park	$20,710	$31,475	$78,630	$82,140

The “Park Parent Company” above excludes the results for SEPH, an entity which is winding down commensurate with the disposition of its problem assets. Management considers the “Ongoing operations” results to be reflective of the business of Park and its subsidiaries on a going forward basis. The discussion below provides some additional information regarding the segments that make up the “Ongoing operations”, followed by additional information on SEPH.

Vision Bank (“Vision”) merged with and into SEPH, a non-bank subsidiary of Park, following the sale of the Vision business to Centennial Bank (“Centennial”) on February 16, 2012. The sale of the Vision business in the first quarter of 2012 resulted in a pre-tax gain of $22.2 million ($14.4 million after-tax), which is included in the Q1 2012 SEPH results presented in the table above. SEPH holds the remaining assets and liabilities retained by Vision subsequent to the sale. SEPH assets consist primarily of performing and nonperforming loans and other real estate owned (“OREO”). This segment represents a run-off portfolio of the legacy Vision assets.

The Park National Bank (PNB)

The table below reflects the results for PNB for the first quarter of 2013, for the first quarter of 2012 and for each of the fiscal years ended December 31, 2012 and 2011.

(In thousands)	Q1 2013	Q1 2012	2012	2011
Net interest income	$52,735	$55,846	$221,758	$236,282
Provision for loan losses	3,130	4,672	16,678	30,220
Fee income	17,872	16,661	70,739	67,348
Security gains	—	—	—	23,634
Total other expense	40,324	38,056	156,516	146,235
Income before income taxes	$27,153	$29,779	$119,303	$150,809
Federal income taxes	7,213	8,218	32,197	43,958
Net income	$19,940	$21,561	$87,106	$106,851
Net income excluding security gains	$19,940	$21,561	$87,106	$91,489

The table below provides certain balance sheet information and financial ratios for PNB as of March 31, 2013, for the year ended December 31, 2012 and as of March 31, 2012.

(In thousands)	March 31, 2013	Dec. 31, 2012	March 31, 2012	% change from 12/31/12	% change from 3/31/12
Loans	$4,368,446	$4,369,173	$4,203,435	(0.02)%	3.93%
Allowance for loan losses	52,901	53,131	57,408	(0.43)%	(7.85)%
Net loans	4,315,545	4,316,042	4,146,027	(0.01)%	4.09%
Total assets	6,611,802	6,502,579	6,587,773	1.68%	0.36%
Average assets (YTD)	6,555,952	6,532,683	6,451,704	0.36%	1.62%
Deposits	5,005,238	4,814,107	4,961,121	3.97%	0.89%
Return on average assets *	1.23%	1.33%	1.34%	(7.52)%	(8.21)%
* Annualized for the three months ended March 31, 2013 and 2012.

Loan balances were largely stable in the first quarter of 2013, declining $727,000, or 0.02%. Loans outstanding at March 31, 2013 of $4.37 billion represented an increase of $165 million, or 3.93%, compared to the loans outstanding of $4.20 billion at March 31, 2012. The $165 million increase in loans experienced at PNB over the last twelve months is primarily related to continued growth in the 15-year, fixed-rate mortgage loan portfolio of approximately $52 million, growth in the consumer loan portfolio of approximately $45 million and increases in the commercial loan portfolio of approximately $70 million. As noted above, PNB's allowance for loan losses has declined by $4.5 million, or 7.85%, to $52.9 million at March 31, 2013 compared to $57.4 million at March 31, 2012. The decline in PNB's allowance for loan losses is due to continued improvement in the credit metrics across the PNB loan portfolio. Refer to the “Credit Metrics and Provision for Loan Losses” section below for additional information regarding the improvements in the credit metrics of PNB's loan portfolio.

Guardian Financial Services Company (GFSC)

The table below reflects the results for GFSC for the first quarter of 2013, for the first quarter of 2012 and for each of the fiscal years ended December 31, 2012 and 2011.

(In thousands)	Q1 2013	Q1 2012	2012	2011
Net interest income	$2,133	$2,211	$9,156	$8,693
Provision for loan losses	210	250	859	2,000
Fee income	2	—	—	—
Total other expense	786	721	2,835	2,506
Income before income taxes	$1,139	$1,240	$5,462	$4,187
Federal income taxes	399	434	1,912	1,466
Net income	$740	$806	$3,550	$2,721

The table below provides certain balance sheet information and financial ratios for GFSC as of March 31, 2013, as of December 31, 2012 and as of March 31, 2012.

(In thousands)	March 31, 2013	Dec. 31, 2012	March 31, 2012	% change from 12/31/12	% change from 3/31/12
Loans	$49,961	$50,082	$48,044	(0.24)%	3.99%
Allowance for loan losses	2,414	2,406	2,350	0.33%	2.72%
Net loans	47,547	47,676	45,694	(0.27)%	4.06%
Total assets	49,555	49,926	47,380	(0.74)%	4.59%
Average assets (YTD)	49,172	48,381	46,362	1.63%	6.06%
Return on average assets *	6.10%	7.34%	6.99%	(16.89)%	(12.73)%
* Annualized for the three months ended March 31, 2013 and 2012.

Park Parent Company

The table below reflects the results for Park's Parent Company for the first quarter of 2013, for the first quarter of 2012 and for each of the fiscal years ended December 31, 2012 and 2011.

(In thousands)	Q1 2013	Q1 2012	2012	2011
Net interest income	$1,240	$1,061	$4,742	$2,155
Provision for loan losses	—	—	—	—
Fee income	100	68	233	350
Total other expense	1,644	1,528	6,585	7,115
Loss before income taxes	$(304)	$(399)	$(1,610)	$(4,610)
Federal income tax (benefit)	(436)	(448)	(1,805)	(3,015)
Net income (loss)	$132	$49	$195	$(1,595)

The net interest income for Park's parent company includes interest income on loans to SEPH and on subordinated debt investments in PNB, which are eliminated in the consolidated Park National Corporation totals. Additionally, net interest income includes interest expense related to the $35.25 million and $30.00 million of subordinated notes issued by Park to accredited investors in December 2009 and April 2012, respectively.

SEPH / Vision Bank

The table below reflects the results for SEPH for the first quarter of 2013 and the first quarter of 2012. Also included below are the results for SEPH for the fiscal years ended December 31, 2012 and 2011. SEPH was formed in March 2011. Prior to holding the remaining Vision assets, SEPH held OREO assets that were transferred from Vision to SEPH. Also included below are the results for Vision for the fiscal year ended December 31, 2011.

(In thousands)	Q1 2013	Q1 2012	2012	SEPH 2011	Vision 2011
Net interest income	$(655)	$2,610	$(341)	$(974)	$27,078
(Recovery of) Provision for loan losses	(3,011)	3,416	17,882	—	31,052
Fee income	831	724	(736)	(3,039)	1,422
Security gains	—	—	—	—	5,195
Gain on sale of Vision business	—	22,167	22,167	—	—
Total other expense	3,344	8,165	22,032	1,082	31,379
Income (loss) before income taxes	$(157)	$13,920	$(18,824)	$(5,095)	$(28,736)
Federal income taxes (benefit)	(55)	4,861	(6,603)	(1,784)	(6,210)
Net income (loss)	$(102)	$9,059	$(12,221)	$(3,311)	$(22,526)
Net income (loss) excluding security gains	$(102)	$9,059	$(12,221)	$(3,311)	$(25,903)

SEPH financial results for the first quarter of 2013 included net recoveries of $3.0 million, resulting in a recovery of loan losses for the quarter. The net recoveries during the first quarter consisted of charge-offs of $1.4 million offset by recoveries of $4.4 million. Fee income at SEPH of $831,000 was primarily related to gains on the sale of OREO in the first quarter.

On February 16, 2012, when Vision merged with and into SEPH, the loans then held by Vision were transferred to SEPH by operation of law at their fair market value and no allowance for loan loss is carried at SEPH. The loans included in both the performing and nonperforming portfolios have been charged down to their fair value. The table below provides additional information regarding charge-offs as a percentage of unpaid principal balance, as of March 31, 2013:

SEPH - Retained Vision Loan Portfolio

(In thousands)	Unpaid Principal Balance	Charge-Offs	Net Book Balance	Charge-off Percentage
Nonperforming loans - retained by SEPH	$116,605	$68,312	$48,293	58.58%
Performing loans - retained by SEPH	3,470	209	3,261	6.02%
Total SEPH loan exposure	$120,075	$68,521	$51,554	57.07%

The table below provides an overview of SEPH loans and OREO, representing the legacy Vision assets. This information is provided as of March 31, 2013 and December 31, 2012, showing the decline in legacy Vision assets at SEPH over the past quarter.

(In thousands)	SEPH 03/31/13	SEPH 12/31/2012	Change from last quarter
Nonperforming loans - retained by SEPH	$48,293	$55,292	$(6,999)
OREO - retained by SEPH	21,705	21,003	702
Total nonperforming assets	$69,998	$76,295	$(6,297)
Performing loans - retained by SEPH	$3,261	$3,886	$(625)
Total SEPH - Legacy Vision assets	$73,259	$80,181	$(6,922)

Park National Corporation

The table below reflects the results for Park on a consolidated basis for the first quarter of 2013, for the first quarter of 2012 and for each of the fiscal years ended December 31, 2012 and 2011.

(In thousands)	Q1 2013	Q1 2012	2012	2011
Net interest income	$55,453	$61,728	$235,315	$273,234
Provision for loan losses	329	8,338	35,419	63,272
Fee income	18,805	17,453	70,236	66,081
Security gains	—	—	—	28,829
Gain on sale of Vision business	—	22,167	22,167	—
Total other expense	46,098	48,470	187,968	188,317
Income before income taxes	$27,831	$44,540	$104,331	$116,555
Federal income taxes	7,121	13,065	25,701	34,415
Net income	$20,710	$31,475	$78,630	$82,140
Net income excluding gains (1)	$20,710	$17,066	$64,221	$63,401
(1) Excludes the gain on sale of the Vision business for the year ended December 31, 2012 and the security gains for the year ended December 31, 2011.

Credit Metrics and Provision for (Recovery of) Loan Losses

The provision for loan losses for the first quarter of 2013 was $0.3 million, compared to $8.3 million for the same period in 2012. The table below shows a breakdown of the loan loss provision by reportable segment:

(In thousands)	Q1 2013	Q1 2012
PNB	$3,130	$4,672
GFSC	210	250
Park Parent	—	—
Total Ongoing Operations	$3,340	$4,922
Vision Bank	—	1,180
SEPH	(3,011)	2,236
Total Park	$329	$8,338

The table above reflects the loan loss provision by segment. As previously discussed, SEPH had net recoveries of $3.0 million during the first quarter of 2013, resulting in the recovery of loan losses for the quarter. Provision for loan losses for Park's Ohio operations (PNB and GFSC) decreased by $1.6 million, or 32%, when comparing the first three months of 2013 with the same period in 2012. This decline is largely due to continued improvement in credit metrics for PNB and GFSC. The following table shows the trends in the Park Ohio commercial loan “Watch List”.

Commercial loans * (In thousands)	March 31, 2013	December 31, 2012	December 31, 2011
Pass rated	$2,232,747	$2,225,702	$2,131,007
Special Mention	47,298	49,275	66,254
Substandard	14,127	16,843	29,604
Impaired	86,411	89,365	95,109
Total	$2,380,583	$2,381,185	$2,321,974
* Commercial loans include: (1) Commercial, financial and agricultural loans, (2) Commercial real estate loans, (3) Commercial related loans in the construction real estate portfolio and (4) Commercial related loans in the residential real estate portfolio.

The commercial loan table above demonstrates the improvement experienced over the last 15 months in the Park Ohio commercial portfolio. Pass rated commercial loans have grown $101.7 million, or 4.77% since December 2011. Over this period, special mention loans have declined by $19.0 million, or 28.6% and substandard loans have declined by $15.5 million, or 52.3%. These improved credit metrics in the special mention and substandard categories of the commercial loan portfolio have a significant impact on the general reserves that are established to cover incurred losses on performing commercial loans. As these credit metrics have improved over the past 15 months, general reserves have declined.

Delinquent and accruing loan trends (includes all outstanding loans, consumer and commercial) for Park's Ohio-based operations have also improved over the past 15 months. Delinquent and accruing loans were $28.9 million or 0.66% of total loans at March 31, 2013, compared to $39.6 million (0.90%) at December 31, 2012 and $40.1 million (0.96%) at December 31, 2011.

Impaired commercial loans for Park's Ohio-based operations were $86.4 million as of March 31, 2013, consistent with the balances of impaired loans of $89.4 million at December 31, 2012 and a 9% decline from December 31, 2011. Impaired commercial loans are individually evaluated for impairment and specific reserves are established to cover incurred losses.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and the credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; changes in unemployment; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes to regulations governing bank capital and liquidity standards as well as by changes in our assets and liabilities; competitive factors among financial services organizations increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act's provisions, the Budget Control Act of 2011 and the American Taxpayer Relief Act of 2012; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of fiscal and governmental policies of the United States federal government; adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and its subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on April 19, 2013, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park's common shares. The dividend is payable on June 10, 2013 to common shareholders of record as of the close of business on May 22, 2013. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park's Board of Directors is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	News Release issued by Park National Corporation on April 19, 2013 addressing operating results for the three months ended March 31, 2013.

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: April 19, 2013	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated April 19, 2013

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on April 19, 2013 addressing operating results for the three months ended March 31, 2013.